EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-260671 on Form S-8 of our report dated March 23, 2022, relating to the financial statements of Rocket Lab USA, Inc appearing in this Annual Report on Form 10-K for the year ended December 31, 2021.

/s/ Deloitte & Touche, LLP

Los Angeles, CA

March 23, 2022